EXHIBIT 1.01

POWER INTEGRATIONS, INC.

Conflict Minerals Report

For The Year Ended December 31, 2023

Introduction

This is the Conflict Minerals Report of Power Integrations, Inc. (“Power Integrations,” “we,” “our,” and “us”) for the calendar year ended December 31, 2023, presented to comply with Rule 13p-1 (the “Rule”) promulgated under the Securities Exchange Act of 1934, as amended. The Rule was adopted by the Securities and Exchange Commission (“SEC”) to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank Act”) Section 1502. The Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain conflict minerals which are necessary to the functionality or production of their products. Conflict minerals are defined as columbite-tantalite (coltan), cassiterite, gold, wolframite, or their derivatives, which are limited to tantalum, tin, and tungsten (collectively, “3TG”) for the purposes of this assessment. These requirements apply to registrants whatever the geographic origin of the conflict minerals and whether or not they fund armed conflict.

Company Overview

Power Integrations designs, develops and markets analog and mixed-signal integrated circuits (“ICs”) and other electronic components and circuitry used in high-voltage power conversion. Our products are used in power converters that convert electricity from a high-voltage source to the type of power required for a specified downstream use. In most cases, this conversion entails, among other functions, converting alternating current to direct current or vice versa, reducing or increasing the voltage, and regulating the output voltage and/or current according to the customer’s specifications. We also offer high-voltage gate drivers—either standalone ICs or circuit boards containing multiple ICs, electrical isolation components and other circuitry—used to operate high-voltage switches such as insulated-gate bipolar transistors (IGBTS) and silicon-carbide (SiC) MOSFETS. Power Integrations primarily relies on its contract manufacturers and direct suppliers for the manufacturing of its high-voltage analog ICs and IGBT drivers and modules.

Conflict Minerals Policy

Power Integrations’ policy statement regarding conflict minerals has been made available on its website since March 2013. The policy in place during the reporting period was as follows:

On August 22, 2012, the SEC adopted the conflict minerals rule pursuant to Section 1502 of the Dodd-Frank Act, requiring all publicly traded companies to disclose the use of “conflict minerals” necessary to the functionality or production of their products manufactured or contracted to be manufactured.

The term “conflict minerals” refers to:

●	Coltan (columbite-tantalite) and its derivatives (Tantalum)
●	Cassiterite and its derivatives (Tin)
●	Wolframite and its derivatives (Tungsten)
●	Gold

that may or may not originate from the Democratic Republic of Congo (the “DRC”) or adjoining countries (the “Covered Countries”).

Power Integrations has considered the Rule’s requirements, related guidance from the Organization for Economic Cooperation and Development (“OECD”), the Responsible Business Alliance and the Global e-Sustainability Initiative and is committed to complying with this legislation.

3TG minerals are necessary to the functionality or production of the products contracted to manufacture by Power Integrations. However, Power Integrations does not purchase these minerals directly from the smelters or mines. Power Integrations relies on its manufacturing partners for the manufacturing of its products. The requirement to source such minerals from the list of conformant smelters and refiners per www.responsiblemineralsinitiative.org/conformant-smelter-refiner-lists has been communicated to all manufacturing partners including the direct suppliers and distributors through the use of the Responsible Minerals Initiative (“RMI”) Conflict Minerals Reporting Template.

Power Integrations requires its manufacturing partners including the direct suppliers and distributors to have a purchasing policy/supplier selection program to ensure that all products manufactured or sold by Power Integrations that contain tantalum, tin, tungsten and gold are conflict-free or sourced from the list of conformant smelters and refiners.

CONFLICT MINERALS DISCLOSURE

Reasonable Country of Origin Inquiry

Products Containing Conflict Minerals:

Based upon Power Integrations’ internal assessment, the products we sell contain 3TG minerals. Tantalum may be present in some capacitors, high-power resistors and sensors used in IGBT drivers. Tin is used in solder paste, printed circuit board surface metallization and external lead plating. Tungsten is either used in via contacts, as a sputter target or in the gas tungsten hexafluoride during the manufacturing process, while gold is typically used for wire bonding that provides electrical connection between the silicon chip and the external leads of integrated circuits, for printed circuit board surface metallization, and in the plating for jumpers and connectors.

Inquiry Process:

Power Integrations has adopted the Conflict Minerals Reporting Template developed by the RMI. All contract manufacturers either receive and sign a “Manufacturing Partnership Manual” agreement that informs our suppliers about the conflict minerals requirements or the RMI Conflict Minerals Reporting Template. We send the RMI Conflict Minerals Reporting Template to all contract manufacturers and printed circuit board assembly suppliers and distributors (“Supplier Survey”), and we resend it whenever there is a revision.

Power Integrations performs the following related to the Supplier Surveys:

●	Evaluates the responses from the suppliers and provides training when necessary;
●	Compares the smelters and refiners identified by the direct suppliers against the reasonable country of origin (“RCOI”) list provided by the RMI’s independent third-party smelter audit program;
●	Reviews the Supplier Surveys for completeness and follows up on incomplete information or information that would lead us to believe material is not DRC conflict-free for all products; and
●	Summarizes all responses from the Supplier Surveys.

Results of Inquiry

As of the date of this filing, based on the RCOI responses and analysis of such responses, as it applies to the calendar year ended December 31, 2023, Power Integrations cannot ascertain the source mine and country of origin of all of the relevant conflict minerals or 3TG minerals and/or their derivatives that are necessary to the functionality or production of our products. Therefore, we have continued to proceed with additional due diligence procedures for the purpose of determining the status of our products as it pertains to the source and chain of custody of conflict minerals.

Due Diligence Measures

Power Integrations’ conflict minerals policy and the associated due-diligence program are based on the OECD five-step framework known as OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas.

The following steps outline the due diligence measures taken to determine the country of origin:

1.	Policy and Management System

Conflict Minerals Policy - The policy establishes Power Integrations’ expectations of its suppliers to source the required minerals from the list of conformant smelters and refiners that may be found at http://www.responsiblemineralsinitiative.org/smelter-links/smelter-database/. The policy resides on our website under “Operations and Sustainability” and can be accessed directly from https://www.power.com/products/product-documents/conflict-minerals-policy-statement/. The policy is periodically reviewed and updated, as necessary.

Management System - The policy is formally documented in Power Integrations’ Regulatory Compliance Policy. Direct suppliers (contract manufacturers) are required to provide information on the smelters or refiners in their supply chain using the RMI Conflict Minerals Reporting Template.

2.	Risk Assessment

Power Integrations adopted the RMI Conflict Minerals Reporting Template. Power Integrations’ quality assurance department:

●	Reviews and ascertains the products that contain 3TG minerals;
●	Identifies the direct suppliers that provide products containing conflict minerals;
●	Evaluates the responses via the Conflict Minerals Reporting Template from the suppliers for all products;
●	Compares the smelters and refiners identified by the direct suppliers against the smelter list provided by the Conflict Free Sourcing Initiative’s independent third-party smelter audit program; and

●	Summarizes all responses from the Supplier Surveys.

Based on the results of this process, Power Integrations has been able to determine the smelters from which certain of its conflict minerals originate, which are listed at the end of this report under “Smelters Reported by the Direct Suppliers.” There are 174 gold, 35 tantalum, 82 tin and 52 tungsten smelters identified.

3.	Mitigate Risk

Power Integrations understands that the global supply chain of conflict minerals is complex and that disclosure of mineral sources is often considered confidential. To reduce potential supply chain risk, Power Integrations communicated the requirements of the Dodd-Frank Act to its direct suppliers and required its direct suppliers to train their smelters and to recommend that their smelters and refiners participate in an independent assessment through the Responsible Minerals Assurance Process (“RMAP”).

4.	Audit of Smelters/Refiners

As a company member of RMI, Power Integrations leveraged the due diligence conducted on smelters and refiners by the RMAP. Efforts to determine mine or location of origin through RMI are described on the RMI website at www.responsiblemineralsinitiative.org.

5.	Report on Supply Chain Due Diligence

The Form SD Specialized Disclosure and the Conflict Minerals Report constitute Power Integrations’ annual report on its conflict minerals due diligence. The Form SD to which this report is attached as Exhibit 1.01 for the calendar year ended December 31, 2023 is filed with the SEC.

Additional Steps

Power Integrations maintains an ongoing effort to mitigate the risk that armed groups could benefit from our use of conflict minerals. Power Integrations continues to encourage its direct suppliers to train their smelters and to recommend that their smelters and refiners participate in an independent assessment through the RMAP.

Limitations on Due Diligence

This Conflict Minerals Report is based on the due-diligence activities performed to date in good faith by Power Integrations and is based on the infrastructure and information available at the time of the filing of this report. There are factors that could affect the accuracy of the information. These factors include, but are not limited to, incomplete supplier data or available smelter data, errors or omissions by suppliers or smelters, evolving definition and confirmation of smelters, incomplete information from industry or other third-party sources, continuing guidance regarding the SEC final rules, and other issues.

SMELTERS REPORTED BY THE DIRECT SUPPLIERS

Mineral	Smelter	Country	Smelter ID
Gold	8853 S.p.A.	Italy	CID002763
Gold	ABC Refinery Pty Ltd.	Australia	CID002920
Gold	Abington Reldan Metals, LLC	United States of America	CID002708
Gold	Advanced Chemical Company	United States of America	CID000015
Gold	African Gold Refinery	Uganda	CID003185
Gold	Agosi AG	Germany	CID000035
Gold	Aida Chemical Industries Co., Ltd.	Japan	CID000019
Gold	Albino Mountinho Lda.	Portugal	CID002760
Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates	CID002560
Gold	Alexy Metals	United States of America	CID003500
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	CID000041
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil	CID000058
Gold	Argor-Heraeus S.A.	Switzerland	CID000077
Gold	Asahi Pretec Corp.	Japan	CID000082
Gold	Asahi Refining Canada Ltd.	Canada	CID000924
Gold	Asahi Refining USA Inc.	United States of America	CID000920
Gold	Asaka Riken Co., Ltd.	Japan	CID000090
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S	Turkey	CID000103
Gold	Augmont Enterprises Private Limited	India	CID003461
Gold	Aurubis AG	Germany	CID000113
Gold	AU Traders and Refiners	South Africa	CID002850
Gold	Bangalore Refinery	India	CID002863
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	CID000128
Gold	Boliden AB	Sweden	CID000157
Gold	Caridad	Mexico	CID000180
Gold	C. Hafner GmbH + Co. KG	Germany	CID000176
Gold	CCR Refinery - Glencore Canada Corporation	Canada	CID000185
Gold	Cendres + Metaux S.A.	Switzerland	CID000189
Gold	CGR Metalloys PVT Ltd.	India	CID003382
Gold	Chimet S.p.A.	Italy	CID000233
Gold	Chugai Mining	Japan	CID000264
Gold	C.I Metales Procesados Industriales SAS	Colombia	CID003421
Gold	Daye Non-Ferrous Metals Mining	China	CID000343
Gold	Degussa Sonne/ Mond Goldhandel GmbH	Germany	CID002867
Gold	Dijllah Gold Refinery FZC	United Arab Emirates	CID003348
Gold	Dongwu Gold Group	China	CID003663
Gold	Dowa	Japan	CID000401
Gold	DSC (Do Sung Corporation)	Korea, Republic of	CID000359
Gold	Eco-System Recycling Co., Ltd. East Plant	Japan	CID000425
Gold	Eco-System Recycling Co., Ltd. North Plant	Japan	CID003424
Gold	Eco-System Recycling Co., Ltd. West Plant	Japan	CID003425
Gold	Emerald Jewel Industry India Limited (Unit 1)	India	CID003487

SMELTERS REPORTED BY THE DIRECT SUPPLIERS

Mineral	Smelter	Country	Smelter ID
Gold	Emerald Jewel Industry India Limited (Unit 2)	India	CID003488
Gold	Emerald Jewel Industry India Limited (Unit 3)	India	CID003489
Gold	Emerald Jewel Industry India Limited (Unit 4)	India	CID003490
Gold	Emirates Gold DMCC	United Arab Emirates	CID002561
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe	CID002515
Gold	Fujairah Gold FZC	United Arab Emirates	CID002584
Gold	Geib Refining Corporation	United States of America	CID002459
Gold	GGC Gujrat Gold Centre PVT. Ltd.	India	CID002852
Gold	Gold by Gold Colombia	Colombia	CID003641
Gold	Gold Coast Refinery	Ghana	CID003186
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China	CID002243
Gold	Great Wall Precious Metals Co., Ltd of CBPM	China	CID001909
Gold	Guangdong Jinding Gold Limited	China	CID002312
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd	China	CID000651
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd	China	CID000671
Gold	Heimerle + Meule GmbH	Germany	CID000694
Gold	Heraeus Germany GmbH Co. KG	Germany	CID000711
Gold	Heraeus Metals Hong Kong Ltd.	China	CID000707
Gold	Hunan Chenzhou Mining Co., Ltd.	China	CID000767
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd	China	CID000773
Gold	HwaSeong CJ Co., Ltd	Korea, Republic of	CID000778
Gold	Industrial Refining Company	Belgium	CID002587
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China	CID000801
Gold	International Precious Metal Refiners	United Arab Emirates	CID002562
Gold	Ishifuku Metal Industry Co., Ltd.	Japan	CID000807
Gold	Istanbul Gold Refinery	Turkey	CID000814
Gold	Italpreziosi	Italy	CID002765
Gold	JALAN & Company	India	CID002893
Gold	Japan Mint	Japan	CID000823
Gold	Jiangxi Copper Co., Ltd.	China	CID000855
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation	CID000927
Gold	JSC Novosibirsk Refinery	Russian Federation	CID000493
Gold	JSC Uralelectromec	Russian Federation	CID000929
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan	CID000937
Gold	K.A Rasmussen	Norway	CID003497
Gold	Kaloti Precious Metals	United Arab Emirates	CID002563
Gold	Kazakhmys Smelting LLC	Kazakhstan	CID000956
Gold	Kazzinc	Kazakhstan	CID000957
Gold	Kennecott Utah Copper LLC	United States of America	CID000969
Gold	KGHM Polska Miedz Spolka Akcyjna	Poland	CID002511
Gold	Kojima Chemicals Co., Ltd.	Japan	CID000981
Gold	Korea Zinc Co., Ltd.	Korea, Republic of	CID002605
Gold	Kundan Care Products Ltd.	India	CID003463
Gold	Kyrgyzaltyn JSC	Kyrgyzstan	CID001029

SMELTERS REPORTED BY THE DIRECT SUPPLIERS

Mineral	Smelter	Country	Smelter ID
Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation	CID002865
Gold	L'azurde Company for Jewelry	Saudi Arabia	CID001032
Gold	Lingbao Gold Co., Ltd	China	CID001056
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd	China	CID001058
Gold	L'Orfebre S.A.	Andorra	CID002762
Gold	LS-NIKKO Copper Inc.	Korea, Republic of	CID001078
Gold	LT Metal Ltd.	Korea, Republic of	CID000689
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd	China	CID001093
Gold	Marsam Metals	Brazil	CID002606
Gold	Materion	United States of America	CID001113
Gold	Matsuda Sangyo Co., Ltd.	Japan	CID001119
Gold	MD Overseas	India	CID003548
Gold	Metal Concentrators SA (Pty) Ltd.	South Africa	CID003575
Gold	Metallix Refining Inc.	Unites States of America	CID003557
Gold	Metalor Technologies (Hong Kong) Ltd.	China	CID001149
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore	CID001152
Gold	Metalor Technologies (Suzhou) Ltd.	China	CID001147
Gold	Metalor Technologies S.A.	Switzerland	CID001153
Gold	Metalor USA Refining Corporation	United States of America	CID001157
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico	CID001161
Gold	Mitsubishi Materials Corporation	Japan	CID001188
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan	CID001193
Gold	MMTC-PAMP India Pvt., Ltd.	India	CID002509
Gold	Modeltech Sdn Bhd	Malaysia	CID002857
Gold	Morris and Watson	New Zealand	CID002282
Gold	Moscow Special Alloys Processing Plant	Russian Federation	CID001204
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey	CID001220
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan	CID001236
Gold	NH Recytech Company	Korea, Republic of	CID003189
Gold	Nihon Material Co., Ltd.	Japan	CID001259
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria	CID002779
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan	CID001325
Gold	OJSC " The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Russian Federation	CID001326
Gold	PAMP S.A.	Switzerland	CID001352
Gold	Pease & Curren	United States of America	CID002872
Gold	Penglai Penggang Gold Industry Co., Ltd	China	CID001362
Gold	Planta Recuperadora de Metales SpA	Chile	CID002919
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation	CID001386
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia	CID001397
Gold	PX Precinox S.A.	Switzerland	CID001498
Gold	QG Refining ,LLC	United States of America	CID003324
Gold	Rand Refinery (Pty) Ltd.	South Africa	CID001512
Gold	Refinery of Seemine Gold Co., Ltd	China	CID000522
Gold	REMONDIS PMR B.V.	Netherlands	CID002582
Gold	Royal Canadian Mint	Canada	CID001534

SMELTERS REPORTED BY THE DIRECT SUPPLIERS

Mineral	Smelter	Country	Smelter ID
Gold	SAAMP	France	CID002761
Gold	Sabin Metal Corp.	United States of America	CID001546
Gold	Safimet S.p.A	Italy	CID002973
Gold	SAFINA A.S.	Czechia	CID002290
Gold	Sai Refinery	India	CID002853
Gold	Samduck Precious Metals	Korea, Republic of	CID001555
Gold	Samwon Metals Corp.	Korea, Republic of	CID001562
Gold	Sancus ZFS (L'Orfebre,SA)	Colombia	CID003529
Gold	Sellem Industries Ltd.	Mauritania	CID003540
Gold	SEMPSA Joyeria Plateria S.A.	Spain	CID001585
Gold	Shandong Gold Smelting Co., Ltd.	China	CID001916
Gold	Shandong Humon Smelting Co.,Ltd	China	CID002525
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd	China	CID001619
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	CID001622
Gold	Shenzhen Cuilu Gold Co.,Ltd	China	CID002750
Gold	Shirpur Gold Refinery Ltd.	India	CID002588
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China	CID001736
Gold	Singway Technology Co., Ltd.	Taiwan, Province of China	CID002516
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation	CID001756
Gold	Solar Applied Materials Technology Corp.	Taiwan, Province of China	CID001761
Gold	Sovereign Metals	India	CID003383
Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania	CID003153
Gold	Sudan Gold Refinery	Sudan	CID002567
Gold	Sumitomo Metal Mining Co., Ltd.	Japan	CID001798
Gold	SungEel HiMetal Co., Ltd.	Korea, Republic of	CID002918
Gold	Super Dragon Technolgy Co.,Ltd	Taiwan, Province of China	CID001810
Gold	T.C.A S.p.A	Italy	CID002580
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan	CID001875
Gold	Tokuriki Honten Co., Ltd.	Japan	CID001938
Gold	Tongling Nonferrous Metals Group Co.,Ltd	China	CID001947
Gold	TOO Tau-Ken-Altyn	Kazakhstan	CID002615
Gold	Torecom	Korea, Republic of	CID001955
Gold	Umicore Precious Metals Thailand	Thailand	CID002314
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium	CID001980
Gold	United Precious Metal Refining, Inc.	United States of America	CID001993
Gold	Valcambi S.A.	Switzerland	CID002003
Gold	WEEEREFINING	France	CID003615
Gold	Western Australian Mint (T/a The Perth Mint)	Australia	CID002030
Gold	WIELAND Edelmetalle GmbH	Germany	CID002778
Gold	Yamakin Co., Ltd.	Japan	CID002100
Gold	Yokohama Metal Co., Ltd.	Japan	CID002129
Gold	Yunnan Copper Industry Co Ltd	China	CID000197
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	CID002224
Tantalum	5D Production OU	Estonia	CID003926
Tantalum	AMG Brasil	Brazil	CID001076

SMELTERS REPORTED BY THE DIRECT SUPPLIERS

Mineral	Smelter	Country	Smelter ID
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China	CID000211
Tantalum	D Block Metals, LLC	United States of America	CID002504
Tantalum	F&X Electro-Materials Ltd.	China	CID000460
Tantalum	FIR Metals & Resource Ltd.	China	CID002505
Tantalum	Global Advanced Metals Aizu	Japan	CID002558
Tantalum	Global Advanced Metals Boyertown	United States of America	CID002557
Tantalum	H.C. Starck Inc.	United States of America	CID002548
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China	CID002492
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China	CID002512
Tantalum	Jiangxi Tuohong New Raw Material	China	CID002842
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	CID000914
Tantalum	Jiujiang Tanbre Co., Ltd.	China	CID000917
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China	CID002506
Tantalum	KEMET de Mexico	Mexico	CID002539
Tantalum	Metallurgical Products India Pvt., Ltd.	India	CID001163
Tantalum	Mineracao Taboca S.A.	Brazil	CID001175
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan	CID001192
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China	CID001277
Tantalum	NPM Silmet AS	Estonia	CID001200
Tantalum	QuantumClean	United States of America	CID001508
Tantalum	Resind Industria e Comercio Ltda.	Brazil	CID002707
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd	China	CID003583
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation	CID001769
Tantalum	Taki Chemical Co., Ltd.	Japan	CID001869
Tantalum	TANIOBIS Co., Ltd.	Thailand	CID002544
Tantalum	TANIOBIS GmbH	Germany	CID002545
Tantalum	TANIOBIS Japan Co., Ltd.	Japan	CID002549
Tantalum	TANIOBIS Smelting GmbH & Co. KG	Germany	CID002550
Tantalum	Telex Metals	United States of America	CID001891
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan	CID001969
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	China	CID000616
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China	CID002508
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China	CID001522
Tin	Alpha	United States of America	CID000292
Tin	An Vinh Joint Stock Mineral Processing Company	Vietnam	CID002703
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China	CID000228
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China	CID003190
Tin	China Tin Group Co., Ltd.	China	CID001070
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Brazil	CID003486
Tin	CRM Synergies	Spain	CID003524
Tin	CV Ayi Jaya	Indonesia	CID002570
Tin	CV Venus Inti Perkasa	Indonesia	CID002455
Tin	DA Myanmar	Myanmar	CID003831
Tin	Dongguan CiEXPO Environmental Engineering Co.,Ltd	China	CID003356
Tin	Dowa	Japan	CID000402

SMELTERS REPORTED BY THE DIRECT SUPPLIERS

Mineral	Smelter	Country	Smelter ID
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Vietnam	CID002572
Tin	EM Vinto	Bolivia (Plurinational State of)	CID000438
Tin	Estanho de Rondonia S.A.	Brazil	CID000448
Tin	Fabrica Auricchio Industria e Comercio Ltda.	Brazil	CID003582
Tin	Fenix Metals	Poland	CID000468
Tin	Gejiu City Fuxiang Industry and Trade Co.,Ltd	China	CID003410
Tin	Gejiu Kai Meng Industry and Trade LLC	China	CID000942
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	CID000538
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd	China	CID001908
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China	CID000555
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China	CID003116
Tin	Jiangxi New Nanshan Technology Ltd.	China	CID001231
Tin	Luna Smelter, Ltd.	Rwanda	CID003387
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil	CID002468
Tin	Malaysia Smelting Corporation (MSC)	Malaysia	CID001105
Tin	Melt Metais e Ligas SA	Brazil	CID002500
Tin	Metallic Resources, Inc.	United States of America	CID001142
Tin	Metallo Belgium N.V.	Belgium	CID002773
Tin	Metallo Spain S.L.U.	Spain	CID002774
Tin	Mineracao Taboca S.A.	Brazil	CID001173
Tin	Minsur	Peru	CID001182
Tin	Mitsubishi Materials Corporation	Japan	CID001191
Tin	Modeltech Sdn Bhd	Malaysia	CID002858
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Vietnam	CID002573
Tin	Novosibirsk Tin Combine	Russian Federation	CID001305
Tin	O.M. Manufacturing Philippines, Inc.	Philippines	CID002517
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	CID001314
Tin	Operaciones Metalurgicas S.A.	Bolivia (Plurinational State of)	CID001337
Tin	Pongpipat Company Limited	Myanmar	CID003208
Tin	Precious Minerals and Smelting Limited	India	CID003409
Tin	PT Aries Kencana Sejahtera	Indonesia	CID000309
Tin	PT Artha Cipta Langgeng	Indonesia	CID001399
Tin	PT ATD Makmur Mandiri Jaya	Indonesia	CID002503
Tin	PT Babel Inti Perkasa	Indonesia	CID001402
Tin	PT Babel Surya Alam Lestari	Indonesia	CID001406
Tin	PT Bangka Prima Tin	Indonesia	CID002776
Tin	PT Bangka Serumpun	Indonesia	CID003205
Tin	PT Bangka Tin Industry	Indonesia	CID001419
Tin	PT Belitung Industri Sejahtera	Indonesia	CID001421
Tin	PT Bukit Timah	Indonesia	CID001428
Tin	PT Cipta Persada Mulia	Indonesia	CID002696
Tin	PT Menara Cipta Mulia	Indonesia	CID002835
Tin	PT Mitra Stania Prima	Indonesia	CID001453
Tin	PT Mitra Sukses Globalindo	Indonesia	CID003449
Tin	PT Panca Mega Persada	Indonesia	CID001457

SMELTERS REPORTED BY THE DIRECT SUPPLIERS

Mineral	Smelter	Country	Smelter ID
Tin	PT Premium Tin Indonesia	Indonesia	CID000313
Tin	PT Prima Timah Utama	Indonesia	CID001458
Tin	PT Putera Sarana Shakthi (PT PSS)	Indonesia	CID003868
Tin	PT Rajawali Rimba Perkasa	Indonesia	CID003381
Tin	PT Refined Bangka Tin	Indonesia	CID001460
Tin	PT Sariwiguna Binasentosa	Indonesia	CID001463
Tin	PT Stanindo Inti Perkasa	Indonesia	CID001468
Tin	PT Sukses Inti Makmur	Indonesia	CID002816
Tin	PT Timah Nusantara	Indonesia	CID001486
Tin	PT Timah Tbk Kundur	Indonesia	CID001477
Tin	PT Timah Tbk Mentok	Indonesia	CID001482
Tin	PT Tinindo Inter Nusa	Indonesia	CID001490
Tin	PT Tirus Putra Mandiri	Indonesia	CID002478
Tin	PT Tommy Utama	Indonesia	CID001493
Tin	Resind Industria e Comercio Ltda.	Brazil	CID002706
Tin	Rui Da Hung	Taiwan, Province of China	CID001539
Tin	Super Ligas	Brazil	CID002756
Tin	Thaisarco	Thailand	CID001898
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	China	CID002180
Tin	Tin Technology & Refining	United States of America	CID003325
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Vietnam	CID002574
Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil	CID002036
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China	CID002158
Tin	Yunnan Yunfan Non-ferrous Metals Co ., Ltd	China	CID003397
Tin	VQB Mineral and Trading Group JSC	Vietnam	CID002015
Tungsten	ACL Metais Eireli	Brazil	CID002833
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd	Brazil	CID003427
Tungsten	A.L.M.T. Corp.	Japan	CID000004
Tungsten	Artek LLC	Russian Federation	CID003553
Tungsten	Asia Tungsten Products Vietnam Ltd.	Vietnam	CID002502
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China	CID002513
Tungsten	China Molybdenum Tungsten Co., Ltd.	China	CID002641
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China	CID000258
Tungsten	CNMC (Guangxi) PGMA Co.,Ltd	China	CID000281
Tungsten	Cronimet Brasil Ltda	Brazil	CID003468
Tungsten	Dongkuk Industries Co Ltd	Korea, Republic of	CID004060
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	China	CID003401
Tungsten	Fujian Xinlu Tungsten Co.,Ltd	China	CID003609
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	China	CID002645
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China	CID000875
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	CID002315
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China	CID002494
Tungsten	Global Tungsten & Powders Corp.	United States of America	CID000568
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China	CID000218
Tungsten	HANNAE FOR T Co., Ltd	Korea, Republic of	CID003978

SMELTERS REPORTED BY THE DIRECT SUPPLIERS

Mineral	Smelter	Country	Smelter ID
Tungsten	H.C. Starck Tungsten GmbH	Germany	CID002541
Tungsten	Hubei Green Tungsten Co.,Ltd	China	CID003417
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China	CID000766
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China	CID000769
Tungsten	Hydrometallurg, JSC	Russian Federation	CID002649
Tungsten	Japan New Metals Co., Ltd.	Japan	CID000825
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	CID002551
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China	CID002321
Tungsten	Jiangxi Minmetal Gao'an Non-ferrous Metals Co., Ltd	China	CID002313
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China	CID002318
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	CID002317
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China	CID002316
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	Russian Federation	CID003408
Tungsten	Kennametal Fallon	United States of America	CID000966
Tungsten	Kennametal Huntsville	United States of America	CID000105
Tungsten	Lianyou Metals Co., Ltd.	Taiwan, Province of China	CID003407
Tungsten	LLC Vostok	Russian Federation	CID003643
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China	CID002319
Tungsten	Masan High-Tech Materials	Vietnam	CID002543
Tungsten	Moliren Ltd.	Russian Federation	CID002845
Tungsten	Niagara Refining LLC	United States of America	CID002589
Tungsten	NPP Tyazhmetprom LLC	Russian Federation	CID003416
Tungsten	OOO "Technolom 1"	Russian Federation	CID003614
Tungsten	OOO "Technolom 2"	Russian Federation	CID003612
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines	CID002827
Tungsten	TANIOBIS Smelting GmbH & Co. KG	Germany	CID002542
Tungsten	Tungsten Vietnam Joint Stock Company	Vietnam	CID003993
Tungsten	Unecha Refractory metals plant	Russian Federation	CID002724
Tungsten	Wolfram Bergbau und Hutten AG	Austria	CID002044
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China	CID002320
Tungsten	Xiamen Tungsten Co., Ltd.	China	CID002082
Tungsten	YUDU Ansheng Tungsten Co., Ltd	China	CID003662